UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 19, 2015

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia 31030	31030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 is hereby amended and restated to delete the reference to exhibit 99.2 (slides) which are not attached to this report:

ITEM 7.01        REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On May 19, 2015, the Company filed its Quarterly Report on Form 10-Q for the period ended April 4, 2015 with the Securities and Exchange Commission. The Company’s press release announcing the filing is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The Company, which is the leading independent designer and manufacturer of school buses, announced it will present via live web cast its fiscal 2015 second quarter financial results on May 19, 2015. A live web cast is scheduled at approximately 8:00 a.m. Eastern. Speakers on the web cast will include: Phil Horlock, President and Chief Executive Officer; Phil Tighe Chief Financial Officer and other company leaders.

The web cast can be accessed through a link on the investor relations page of Company’s web site at http://blue-bird.com. Investors are advised to log on to the website at least 15 minutes prior to the start of the web cast to allow sufficient time for downloading any necessary software. The web cast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a period of at least 12 months.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By: /s/ Paul Yousif
Name: Paul Yousif
Title: Vice President

Dated: May 21, 2015